Exhibit 4.56

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

THIRD AMENDMENT TO

COLLABORATION

AND LICENSE

AGREEMENT

Dated 19 December 2019

BETWEEN

GENMAB B.V.

AND

CUREVAC AG

THIRD AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

This THIRD AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT (“Third Amendment”) is effective as of the 30th day of June 2021 (“Third Amendment Effective Date”), by and between:

Genmab B.V., KvK no. 3016 9902, a Dutch corporation having its principal office at Uppsalalaan 15, 3584 CM Utrecht, the Netherlands (“Genmab”); and

CureVac AG, a German corporation having its principal office at Friedrich-Miescher-Strasse 15, 72076 Tübingen, Germany (“CureVac”).

(Genmab and CureVac are sometimes hereinafter referred to collectively as the “Parties” or individually as a “Party”)

RECITALS:

A.	Genmab and CureVac entered into a Collaboration and License Agreement dated 19 December 2019 (the “Agreement”);
B.	Under the Agreement, as set forth in Section 3.1, the Parties have a right to replace the First Collaboration Target;
C.	Genmab and CureVac would like to increase the replacement term in Section 3.1; and
D.	Genmab and CureVac previously entered into the First Amendment of the 2nd July 2020 to the Agreement and the Second Amendment of 15th December 2020 to the Agreement, and would now again like to extend the term for entering into a clinical supply agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree to the following:

1.	Except as otherwise defined herein, the words and phrases in the Agreement shall have the same meaning in this Third Amendment.
2.	The first sentence of Section 3.1 is hereby deleted in its entirety and replaced with the following:

“3.1 If the pre-clinical Program with respect to the First Collaboration Target does not meet the success criteria set forth in the First Program Research Plan attached hereto as Exhibit 5.1.1 (as may be modified by JRC), Genmab has the [*****] right, [*****], to seek to replace the First Collaboration Target by another Target (“Replacement Target”), outside of the Field of [*****] […]”

“Field of [*****]” shall mean [*****].

For avoidance of doubt, the remainder of Section 3.1 of the Agreement shall remain in effect unchanged.

3.	The first sentence of Section 6.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6.2. No later than [*****], the Parties will enter into a clinical supply agreement and related agreements (including a quality agreement) according to which CureVac shall Manufacture or have Manufactured for Genmab by an approved subcontractor under Section 5.11 or by a CMO approved by Genmab, and will supply or have supplied to Genmab, Genmab’s demand for the Single Antibody Product which is the subject of the First Program Research Plan (whether related to the First Collaboration Target or any Replacement Target) to perform Clinical Phase I Studies (“Early Clinical Supply Agreement”). […]”

For avoidance of doubt, the remainder of Section 6.2 of the Agreement shall remain in effect unchanged.

4.	This Third Amendment shall be subject to the same governing law as set forth in Section 17.4 of the Agreement.
5.	Save as set forth in this Third Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.
6.	The Parties agree that this Third Amendment may be signed using a DocuSign® electronic signature. Such electronic signature is the legally binding equivalent to a Party’s handwritten signature, and it has the same validity, enforceability and meaning as a handwritten signature and the Parties hereby waive any objection to the contrary.

***

IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be executed and delivered as of the Third Amendment Effective Date.

Genmab B.V.		CureVac AG

By:	/s/ Birgitte Stephensen	By:	/s/ Antony Blanc

Name:	Birgitte Stephensen	Name:	Antony Blanc

Title:	Senior VP IPR & Legal	Title:	Chief Business Officer

		By:	/s/ Igor Splawski

		Name:	Igor Splawski

		Title:	Chief Scientific Officer